SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549




                                 FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  February 3, 1998


                            CARLYLE GOLF, INC.
          (Exact Name of Registrant as Specified in its Charter)




    COLORADO              0-24160             84-1218066
(State of Incorporation) (Commission File   (IRS Employer ID
                          Number)            Number)


                      10550 East 54th Avenue, Unit E
                          Denver, Colorado  80239
                 (Address of Principal Executive Offices)



                              (303) 371-2889
                      (Registrant's Telephone Number)



Item 5. Other Events

See the Registrant's press release, labeled Attachment A, attached hereto and incorporated by reference to this report. The Registrant executed the asset liquidation agreement referenced therein on the same date as the press release.


Item  7.   Financial  Statements,  Pro  Forma  Financial  Information  and
Exhibits

(a)  Financial Statements of Business Acquired

     Not applicable.

(b)  Pro Forma Financial Information

     Not applicable.

(c)  Exhibits

      Exhibit 10 Agreement between the Company and Norwest Business Credit, Inc. dated February 2, 1998.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 18, 1998                      CARLYLE GOLF, INC.


                                             By:/s/Wendy K. Williams
                                                Wendy K. Williams
                                                Chief Financial Officer


                               ATTACHMENT A


                               CARLYLE GOLF

                               NEWS RELEASE


Company Contact:
Jerome M. Hause
President
Carlyle Golf, Inc.
(303)371-2889

            CARLYLE GOLF ANNOUNCES ASSET LIQUIDATION AGREEMENT


Denver, CO - February 3, 1998 - Carlyle Golf, Inc. (NASDAQ:CRLG,CRLGW), a producer of high quality men's golf apparel, announced today that, while it is continuing its efforts to raise additional capital, the Company plans to enter into an asset liquidation agreement with its primary lender effective immediately. Under the agreement, the Company will sell, as the lender's agent, the assets secured by the bank's loan to satisfy that $1.8 million obligation. The announcement covers both the Carlyle Golf division and Pro-Line Cap division located in Ft. Worth, Texas.

Jerome M. Hause, President and COO, indicated that "Capital for small start-up companies is extremely difficult to obtain and the effort, while very extensive, has not yet turned up any sources of the capital needed to purchase inventory and raw materials for the production of shirts, wind shirts, and caps". Hause further stated that "the need to enter into the agreement is a major disappointment to everyone involved".

The Company had grown revenues from $1.7MM in its first full year of operations in 1994 to over $9.0 MM in 1997, but had failed to produce any net income over that time. The golf market is a very competitive market and creating a sufficient gross profit was very challenging. Mr. Hause indicated that the Company expects that this bank agreement will lead to the eventual liquidation of all of its assets, including but not limited to inventory, equipment, and its intangible assets, such as the Company's rights to the Carlyle name. In such an event, the Company is hopeful that an arrangement can be reached for another company to assume the Carlyle name and maintain its existing distribution network, including pending orders.

Carlyle Golf, with headquarters and warehouse facilities in Denver, designs, contracts for the manufacture of and markets men's golf apparel to both domestic and international customers. Through its Ft. Worth based headwear division, Pro-Line Cap Company, Carlyle Golf also manufactures athletic headwear which it markets and sells to college bookstores, baseball teams, corporations, and various customers in the golf industry, including its golf apparel customers. Products are sold under both the Carlyle label and the Pro-Line label.

                               EXHIBIT INDEX

No.  Description                   Method of Filing

10   Agreement between the
     Company and Norwest
     Business Credit, Inc.
     dated February 2, 1998        Filed herewith electronically